EXHIBIT 3.57

CERTIFICATE OF INCORPORATION

OF

CERTAINTEED PACIFIC WINDOWS CORPORATION

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1. The name of the corporation is:  CertainTeed Pacific Windows Corporation.

2. The address of its registered office in the State of Delaware is:  Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is:  The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in this Certificate of Incorporation.

4. The total number of shares of stock which the corporation shall have authority to issue is:  1,000 and the par value of each of such shares is:  $1.00.

5. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Kathleen R. MacMurray	750 E. Swedesford Road Valley Forge PA 19482

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Peter R. Dachowski	750 E. Swedesford Road Valley Forge PA 19482
Thierry J. Denis	750 E. Swedesford Road Valley Forge PA 19482

6.  The corporation is to have perpetual existence.

7.  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the by-laws of the corporation.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may beheld within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

11. The effective date of this Incorporation will be June 30, 2006.

WE, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of June, 2006.

                                                                                                /s/ Kathleen R. MacMurray
Kathleen R. MacMurray

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STATEMENT

OF

SOLE INCORPORATOR

OF

CERTAINTEED PACIFIC CORPORATION

The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned being the sole incorporator named in said certificate does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

1. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered inserted in the minute book immediately following the copy of the certificate of incorporation and before this instrument.

2. Peter R. Dachowski and Thierry J. Denis have been nominated and elected as directors to hold office for the ensuing year and until the first annual meeting for the election of directors or until their successor is elected.

3. Peter R. Dachowski and Thierry J. Denis, the first directors of the corporation, have been authorized in their discretion, to issue the shares of the capital stock of the corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such consideration as from time to time he shall determine and as may be permitted by law.

Dated: June 30, 2006

Sole Incorporator